Gary R. Henrie
Attorney at Law
(Licensed in the States of Nevada and Utah)

P.O. Box 107                                                                                                                                                                                                                                                                                                                                              Telephone:  309-313-5092
1565 Knight Street                                                                                                                                                                                                                                                                                                                             E-mail:  grhlaw@hotmail.com
Nauvoo, IL  62354

August 24, 2016

Oxis International, Inc.
100 South Ashley Street, Suite 600
Tampa, Florida 33602

Re:    Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Oxis International, Inc., a Delaware corporation (the "Company"), in connection with the registration of up to $10,000,000 aggregate principal amount of shares of units (the "Units") consisting of shares of common stock (the "Common Stock") and in some cases shares of Series J Convertible Preferred Stock (the "Preferred Stock"), par value $0.001 per share (hereinafter the shares of Common Stock and the shares of Preferred Stock are referred to collectively as the "Shares"), warrants to purchase shares of Common Stock of the Company (the "Warrants"), shares of Common Stock (the "Warrant Shares") issuable upon exercise of the Warrants and shares of Common Stock (the "Conversion Shares") issuable upon the conversion of the Preferred Stock to Common Stock (each a "Security" and collectively, the "Securities") under the Securities Act of 1933, as amended (the "Securities Act"), by the Company on a registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission").

In our capacity as counsel to the Company and for purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

 (i) the Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof (the "Charter");

 (ii) the By-Laws of the Company as in effect on the date hereof (the "By-Laws");

 (iii) the Registration Statement and all exhibits thereto;

 (iv) a status certificate of the Secretary of State of the State of Delaware, dated as of a recent date, to the effect that the Company is duly incorporated and validly existing under the laws of the State of Delaware and is duly authorized to transact business in the State of Delaware;

(vi) such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In reaching the opinions set forth below, we have assumed the following:

 (a) each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

 (b) each natural person executing any of the Documents is legally competent to do so;

 (c) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d) all certificates submitted to us are true, correct and complete both when made and as of the date hereof;

(e) the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Securities in accordance with the Charter, Bylaws and applicable law;

(f) the number of each class of Securities to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of Securities of the same class issuable upon exercise, conversion or exchange of any such Securities will not, in the aggregate, exceed the number of shares of each such class of Securities authorized in the Charter;

(g) none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

(h) the form of certificate or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Delaware law; and

(i) the Registration Statement has been filed with the Commission and the Registration Statement and any and all Prospectus Supplement(s) required by applicable laws have been effective under the Securities Act.

The scope of this opinion is limited to the federal laws of the United States of America and the laws of the State of Delaware, including without limitation applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares, and when such Shares are issued and delivered against payment of the consideration therefor as contemplated in the Registration Statement, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

2) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Warrants, and when such Warrants are issued and delivered against payment of the consideration therefor as contemplated in the Registration Statement, such Warrants will have been duly authorized, executed and delivered by the Company and will constitute legal, valid and binding obligations of the Company.

3) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Warrant Shares, and when such Warrant Shares are issued and delivered against payment therefore in accordance with the provisions of the Warrants, including the payment of the exercise price therefor, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

4) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Conversion Shares, and when such Conversion Shares are issued and delivered in connection with the conversion of Preferred Stock in accordance with the provisions of the Preferred Stock designation, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the prospectus constituting a part thereof and any amendments or supplements thereto, as incorporated by reference in the Registration Statement.
This opinion is rendered to the Company and for its benefit in connection with the registration of the Securities under the Registration Statement.

Very truly yours,

/s/ Gary R. Henrie
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